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                                                                    Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Alliance Data Systems Corporation (the "Corporation") on Form S-8 of our report dated February 2, 2001 (February 28, 2001 as to Note 21 to the 2000 consolidated financial statements of the Corporation) appearing in the Prospectus, which is part of the Registration Statement No. 333-94623, of Alliance Data Systems Corporation and Subsidiaries and to the references to us under the heading "Experts" in this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP
Columbus, Ohio
August 21, 2001